                                                                     EXHIBIT 3.1

                                    FORM OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                   DIAMOND TECHNOLOGY PARTNERS INCORPORATED


          Diamond Technology Partners Incorporated, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does
                                                       -----------
hereby certify:

          FIRST: That the present name of the Corporation is Diamond Technology Partners Incorporated and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 11, 1996 (the "Original Certificate of Incorporation").
--------------------------------------

          SECOND: That, by written consent in lieu of a meeting of the Board of Directors of said Corporation pursuant to Section 141(f) of the General
                                          --------------
Corporation Law of the State of Delaware (the "Delaware General Corporation
                                               ----------------------------
Law"), resolutions were duly adopted setting forth a proposed restated
---
certificate of incorporation of said Corporation (the "Restated Certificate of
                                                       -----------------------
Incorporation") and recommending that such Restated Certificate of Incorporation
-------------
be approved by the stockholders of said Corporation.

          THIRD: That thereafter, by written consent in lieu of a special meeting of the stockholders of the Corporation pursuant to Section 228(a) of the
                                                           --------------
Delaware General Corporation Law, the stockholders of the Corporation adopted a resolution approving the Restated Certificate of Incorporation.

          FOURTH: That this Restated Certificate of Incorporation restates and amends the Original Certificate of Incorporation and has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.
                --------------------

          FIFTH: That the text of the Original Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

                                   ARTICLE 1
                                     NAME

               The name of the corporation is
         DIAMOND TECHNOLOGY PARTNERS INCORPORATED (the "Corporation").
                                                        -----------
                                   ARTICLE 2
                          REGISTERED OFFICE AND AGENT

          The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, State of Delaware 19805. The name of its registered agent at such address is The Prentice Hall Corporation System, Inc.

                                   ARTICLE 3
                               PURPOSE AND POWERS

          The purpose of the Corporation is to engage in any and all lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation
                                               ----------------------------
Law"). The Corporation shall have all power necessary or convenient to the
----
conduct, promotion or attainment of such acts and activities.

                                   ARTICLE 4
                                 CAPITAL STOCK

     4.1  AUTHORIZED SHARES.
          -----------------

          The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is Sixty-two Million (62,000,000) of which (i) Forty Million (40,000,000) shall be Class A Common Stock, par value
                                                 --------------------
$0.001 per share (the "Class A Common Stock"), (ii) Twenty Million (20,000,000)
                       --------------------
shall be Class B Common Stock, par value $0.001 per share (the "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock are collectively referred to herein as the "Common Stock"), and Two Million (2,000,000) shall be
                           ------------
Preferred Stock, par value $1.00 per share (the "Preferred Stock").
                                                 ---------------
     4.2  COMMON STOCK.
          ------------

          4.2.1  Relative Rights.  The Common Stock shall be subject to all of
                 ---------------
the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate(s) of designations filed to establish the respective classes or series of Preferred Stock.

          4.2.2  Voting Rights.  Holders of Class A Common Stock are entitled to
                 -------------
one (1) vote for each share of such stock held, and holders of Class B Common Stock are entitled to five (5) votes for each share of such stock held, with respect to all matters properly submitted for the vote of holders of Common Stock. Except as otherwise provided by law, the holders of Common Stock will vote together as a single class on all matters properly submitted for their vote, including, without limitation, any amendment to this Restated Certificate of Incorporation which would increase or decrease the number of authorized shares of Class A Common Stock or Class B Common Stock.
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          4.2.3  Dividends and Other Distributions.
                 ---------------------------------

          (a) Except as otherwise provided herein, each share of Common Stock issued and outstanding shall be identical in all respects, and no dividend shall be paid on any share of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those special voting rights expressly granted herein to the holders of the Class B Common Stock and subject to the powers, rights, privileges, preferences and priorities of the Preferred Stock, the holders of Common Stock shall have exclusively all other rights of stockholders, including, without limitation, (i) the right to receive dividends, when, as and if declared by the Board of Directors out of funds legally available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably all of the assets and funds of the Corporation remaining after the payment to the creditors of the Corporation.

          (b) Dividends and distributions payable in shares of Class A Common Stock may not be made on or to shares of Class B Common Stock and dividends and distributions payable in shares of Class B Common Stock may not be made on or to shares of any class of the Corporation's capital stock other than the Class B Common Stock. If a dividend or distribution payable in shares of Class A Common Stock shall be made on the shares of Class A Common Stock, a dividend or distribution payable in shares of Class B Common Stock shall be made simultaneously on the shares of Class B Common Stock, and the number of shares of Class B Common Stock payable on each share of Class B Common Stock pursuant to such dividend or distribution shall be equal to the number of shares of Class A Common Stock payable on each share of Class A Common Stock pursuant to such dividend or distribution. If a dividend or distribution payable in shares of Class B Common Stock shall be made on the shares of Class B Common Stock, a dividend or distribution payable in shares of Class A Common Stock shall be made simultaneously on the shares of Class A Common Stock, and the number of shares of Class A Common Stock pursuant to such dividend or distribution shall be equal to the number of shares of Class B Common Stock payable on each share of Class B Common Stock pursuant to such dividend or distribution.

          (c) If the Corporation shall in any manner subdivide (by stock split, reclassification, stock dividend, recapitalization, or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Class A Common Stock or Class B Common Stock, then the outstanding shares of each other class of Common Stock shall be subdivided or combined, as the case may be, to the same extent, on an equal share basis.

          4.2.4  Conversion of Class B Common Stock.
                 ----------------------------------

          (a) In the event that (i) a share of Class B Common Stock is neither owned beneficially nor owned of record by a Permitted Holder (as defined below) or (ii) if a beneficial or record owner of a share of Class B Common Stock ceases to be a Permitted Holder, each such share of Class B Common Stock shall at that time be automatically and immediately converted to one (1) fully paid and non-assessable share of Class A Common Stock.

          (b) Upon a conversion of a share or shares of Class B Common Stock into a share or shares of Class A Common Stock as provided in paragraph (a) above, the certificate representing such former share or shares of Class B Common Stock shall immediately and thereafter represent the right to receive a certificate representing the share or shares of Class A Common Stock into which such share or shares of Class B Common Stock have been converted. Such certificate shall be surrendered at the office of the Corporation or of any transfer agent for the Common Stock, and a new certificate representing the number of share or shares of Class A Common Stock into which the former share or shares of Class B Common Stock have been converted shall be issued to the holder of such share or shares. The Corporation or the transfer agent may require such proof of transfer or conversion as may be satisfactory to them in connection with the issuance of such new certificate.

                 A "Permitted Holder" is:

          (i) a person who is an employee of the Corporation or any of its majority-owned subsidiaries; or

          (ii)   the Corporation
provided, however, that such person described in (i) above shall cease to be a Permitted Holder on the date that such person ceases to be an employee of the Corporation or any of its majority-owned subsidiaries and that the Corporation shall not be entitled to vote any shares of Class B Common Stock held by it. Beneficial ownership of shares of Class B Common Stock shall be determined as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor thereto.

          (c) Shares of Class A Common Stock may not be converted into shares of Class B Common Stock.

          (d) The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A Common Stock, for the purpose of effecting the conversions provided for herein, a sufficient number of shares of Class A Common Stock to effect the conversion of all outstanding shares of Class B Common Stock. All of the Class A Common Stock so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take such action as may be necessary to ensure that all such Class A Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any stock exchange or market on which any shares of the Class A Common Stock are listed or quoted.

          (e) In any merger, consolidation or business combination, the consideration to be received per share by the holders of Class A Common Stock and Class B Common Stock shall be identical for each class of stock, except that in any such transaction in which shares of Common Stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights differ among Class A Common Stock and Class B Common Stock as provided herein.

          4.2.5  Reissuance of Class B Common Stock.  In the event that the
                 ----------------------------------
Corporation reacquires any issued and outstanding shares of Common Stock, the Corporation may only reissue shares of Class B Common Stock to Permitted Holders.

     4.3  PREFERRED STOCK.
          ---------------

          The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate(s) pursuant to the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in one or more classes or series, to establish from time to time the number of shares to be included in each such class or series, to fix the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such class or series and to fix the qualifications, limitations, or restrictions thereof. Each share of each such class or series of Preferred Stock shall have the same relative rights as and be identical in all respects to all other shares of the same class or series.

                                   ARTICLE 5
                              BOARD OF DIRECTORS

     5.1  NUMBER; ELECTION; AND CLASSIFICATION.
          ------------------------------------

          The number of directors of the Corporation shall be not less than five nor more than fifteen, the exact number of directors to be fixed from time to time by or in the manner provided in the By-laws of the Corporation. The Board of Directors of the Corporation shall be divided into three classes, each class consisting of approximately one-third of the total number of directors. The term of office of each class shall be three years and shall expire in successive years at the time of the annual meeting of stockholders. The initial classes of directors are as follows:

     Class I (terms of office expiring at the 1997 annual meeting of stockholders) - Michael E. Mikolajczyk, Donald R. Caldwell and Alan Kay;

     Class II (terms of office expiring at the 1998 annual meeting of stockholders) - Melvyn E. Bergstein and John D. Loewenberg; and

     Class III (terms of office expiring at the 1999 annual meeting of stockholders) -- Christopher J. Moffitt, James C. Spira and Edward R. Anderson.

At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified. Unless and except to the extent that the By-laws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot.

     Any vacancy occurring in the Board of Directors, including any vacancy created by an increase in the number of directors, shall be filled for the unexpired term by the vote of a majority of the directors then in office, whether or not a quorum, or by a sole remaining director, and any director so chosen shall hold office for the remainder of the full term of the class in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No director may be removed except for cause and then only by an affirmative vote of the holders of at least a majority of the outstanding shares of stock of the Corporation entitled to vote thereon at a duly constituted meeting of stockholders called for such purpose. At least thirty days prior to such meeting of stockholders, written notice shall be sent to the director or directors whose removal shall be considered at such meeting.

     5.2  MANAGEMENT OF BUSINESS AND AFFAIRS OF THE CORPORATION.
                                                    -----------

     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     5.3  LIMITATION OF LIABILITY.
          -----------------------

     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section
                                                                        -------
174 of the Delaware General Corporation Law, or (d) for any transaction from
---
which the director derived an improper personal benefit. Any repeal or modification of this Article 5.3 shall be prospective only and shall not
                     -----------
adversely affect any right or protection of, or any limitation on the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

                                   ARTICLE 6
                           COMPROMISE OR ARRANGEMENT

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in
-----------
dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of
                  -----------
the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE 7
                             AMENDMENT OF BY-LAWS

     The Board of Directors or the stockholders may from time to time adopt, amend or repeal the By-laws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at a duly constituted meeting of the Board of Directors called for such purpose. Such action by the stockholders shall require the affirmative vote of the holders of at least a majority of the outstanding shares of stock of the Corporation entitled to vote thereon at a duly constituted meeting of stockholders called for such purpose.

                                   ARTICLE 8
                         RESERVATION OF RIGHT TO AMEND
                     RESTATED CERTIFICATE OF INCORPORATION

     The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this
Article 8.
---------

                                   ARTICLE 9
                              STOCKHOLDER MATTERS

     9.1  CONSENT IN LIEU OF MEETING.
          --------------------------

     Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders, unless such consent is signed by the holders of at least a majority of the outstanding shares of stock of the Corporation entitled to vote on such action at a duly constituted meeting of stockholders called for such purpose.

     9.2  CALL OF SPECIAL MEETINGS.
          ------------------------

     Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, or the Secretary at the request of the Board of Directors, and shall be called by the Chairman of the Board or the Secretary at the request in writing of stockholders possessing at least 30% of the voting power of the issued and outstanding voting stock of the Corporation entitled to vote generally for the election of directors. Such request shall include a statement of the purpose or purposes of the proposed meeting.

                                  ARTICLE 10
             EXEMPTION FROM DELAWARE BUSINESS COMBINATION STATUTE

          Unless this Restated Certificate of Incorporation is amended or repealed with respect to this Article 10 or unless the By-laws of the
                                   ----------
     Corporation designate otherwise, the Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

                                  ARTICLE 11
              AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

          Except as set forth in this Article 11 or as otherwise specifically
                                      ----------
     required by law, no amendment of any provision of this Restated Certificate of Incorporation shall be made unless such amendment has been first proposed by the Board of Directors of the Corporation upon the affirmative vote of at least a majority of the directors then in office at a duly constituted meeting of the Board of Directors called for such purpose and thereafter approved by stockholders of the Corporation by the affirmative vote of the holders of at least a majority of the outstanding shares of stock of the Corporation entitled to vote thereon.

          SIXTH:    1.  That each share of common stock, $0.001 par value per
share, outstanding immediately prior to the time the Restated Certificate of Incorporation becomes effective under the Delaware General Corporation Law (the "Outstanding Common Stock") shall be reclassified and exchanged as follows:
 ------------------------

                         (a)  Each share of Outstanding Common Stock held by a
stockholder other than a Permitted Holder (as defined in paragraph FIFTH hereof) shall automatically and immediately become one (1) fully paid and non-assessable share of Class A Common Stock, $0.001 par value per share, without the surrender of stock certificates or any other action by the holder of such shares or any other person;

                         (b)  Each share of Outstanding Common Stock held by a
Permitted Holder shall automatically and immediately become one (1) fully paid and non-assessable share of Class B Common Stock, $0.001 par value par share, without the surrender of stock certificates or any other action by the holder of such shares or any other person; and

                         (c)  Notwithstanding the foregoing, no fractional
shares shall be issued but rather the shares issuable to any holder shall be rounded to the nearest full number of shares.

                    2. The capital of the Corporation on account of the Class A Common Stock and the Class B Common Stock issued pursuant to the foregoing paragraph 1 shall equal the par value of the shares so issued and the balance, if any, of the capital of the Corporation on account of the Outstanding Common Stock shall be transferred to surplus.

                    3. All of the outstanding certificates which represented shares of Outstanding Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Class A Common Stock and Class B Common Stock issuable pursuant to paragraph 1, as applicable. Such outstanding certificates shall be exchanged for new certificates as soon as practicable.

          IN WITNESS WHEREOF, Diamond Technology Partners Incorporated has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer, as of the _____ day of _______________, 1997.


                                      DIAMOND TECHNOLOGY PARTNERS INCORPORATED


                                                    By:

                                                    Name:

                                                    Title: